Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

The Board of Directors
Columbia Bancorp:

We consent to the use of our report dated January 23, 2002, with respect to the consolidated statements of condition of Columbia Bancorp and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.

/s/ KPMG LLP
    KPMG LLP

Baltimore, Maryland
January 27, 2003